Exhibit 15

April 22, 2026

The Board of Directors and Stockholders of Travel + Leisure Co.
501 W. Church St.
Orlando, Florida 32805

We are aware that our report dated April 22, 2026, on our review of the interim condensed consolidated financial information of Travel + Leisure Co. and subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, is incorporated by reference in Registration Statement Nos. 333-136090 and 333-228435 on Forms S-8 and Registration Statement No. 333-280014 on Form S-3ASR.

/s/ Deloitte & Touche LLP
Tampa, Florida